UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 29, 2007
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

On March 29, 2007, Nicor Inc. (“Nicor” or the “Company”) issued a press release announcing that that it has reached a settlement agreement with the United States Securities and Exchange Commission ("SEC") resolving charges filed today against the Company in connection with the SEC's investigation of the results of the Company.  The Company had announced in 2002 that the SEC had begun a formal investigation in connection with the accounting for natural gas costs pursuant to the Performance-Based Rate plan, which was in effect from 2000 to 2002 at Nicor Gas Company, the Company's gas distribution subsidiary.

Under the settlement, Nicor has agreed, without admitting or denying any wrongdoing, not to violate in the future provisions of the United States securities laws.  The settlement also requires the Company to pay disgorgement of one dollar and a penalty of $10 million, a portion of which may be designated for use for a Fair Fund, as authorized under the Sarbanes-Oxley Act.  As previously announced, Nicor recorded a charge of $10 million to its 2006 second quarter earnings in connection with the penalty to be paid to the SEC.

A copy of Nicor Inc.’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.   Description

99.1                    Press release dated March 29, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Nicor Inc.

Date  March 29, 2007                                                  /s/ KAREN K. PEPPING
                        Karen K. Pepping
                            Vice President, Controller and
                            Principal Accounting Officer

Exhibit Index

    Exhibit
   Number    Description of Document

99.1	Press release dated March 29, 2007